UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 28, 2004

AVIGEN, INC.
 (Exact name of registrant as specified in charter)

Delaware	000-28272	13-3647113
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California  94502
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (510) 748-7150

Item 12.  Results of Operations and Financial Condition.

          On July 28, 2004, Avigen, Inc. issued a press release announcing results for the quarter and six months ended June 30, 2004.  A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

          The information in the report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.  The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Avigen, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVIGEN, INC.

Dated: July 28, 2004	By:	/s/ THOMAS J. PAULSON

Thomas J. Paulson Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

99. 1	Press release of Avigen, Inc. issued July 28, 2004, announcing results for the quarter and six months ended June 30, 2004.